Execution Version

AMENDED AND RESTATED
OBSERVER GOVERNANCE AND CONFIDENTIALITY AGREEMENT

ZACHARY SEREBRENIK

and

SUNOPTA INC.

April 24, 2020

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION

1.1 Defined Terms	2
1.2 Rules of Construction	4
1.3 Amendment and Restatement	5
1.4 Entire Agreement	5
1.5 Time of Essence	6
1.6 Governing Law and Submission to Jurisdiction	6
1.7 Severability	6
1.8 Schedules	6

ARTICLE 2 OBSERVER RIGHTS

2.1 Appointment of Observer	6
2.2 Observer Rights	7

ARTICLE 3 OBSERVER OBLIGATIONS

3.1 General Duty to Comply with Director's Obligations	8
3.2 Disclosure of Conflicts of Interest	8
3.3 Securities Laws Restrictions	8
3.4 Parent Internal Policies	8

ARTICLE 4 STANDSTILL

4.1 Standstill	9

ARTICLE 5 CONFIDENTIALITY

5.1 Obligation to Keep Confidential	10
5.2 Permitted Use	10
5.3 Exclusions	10
5.4 Ownership	11
5.5 Disclosures by Legal Process	11
5.6 Return and Destruction of Confidential Information	11
5.7 Survival	11

ARTICLE 6 MISCELLANEOUS

6.1 Notices	12
6.2 Amendments and Waivers	13
6.3 Assignment	13

 -i-

6.4 Successors and Assigns	13
6.5 Further Assurances	13
6.6 Right to Injunctive Relief	13
6.7 Counterparts	14

-ii-

AMENDED AND RESTATED
OBSERVER GOVERNANCE AND CONFIDENTIALITY AGREEMENT

THIS AGREEMENT made the 24th day of April, 2020,

BETWEEN:

ZACHARY SEREBRENIK,
(hereinafter referred to as the "Observer"),

- and -

SUNOPTA INC., a corporation existing under the federal laws of Canada,

(hereinafter referred to as the "Parent"),

WHEREAS the parties entered into an observer governance and confidentiality agreement on October 7, 2016 (the "Original Agreement");

AND WHEREAS the parties wish to enter into this Agreement in order to amend and restate the Original Agreement;

AND WHEREAS the Parent and the Investors (as hereinafter defined) have entered into an amended and restated investor rights agreement dated the date hereof (the "Investor Rights Agreement"), pursuant to which the Investors are entitled to appoint and replace from time to time a nominee, acceptable to the Parent, as an observer (the "Designated Observer") to attend meetings of the board of directors of the Parent (the "Board of Directors") in accordance with the terms and conditions hereof and of the Investor Rights Agreement;

AND WHEREAS, pursuant to the Original Agreement, the Investors designated the Observer as the first Designated Observer;

AND WHEREAS the Investors wish for the Observer to continue to act as the first Designated Observer under this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

ARTICLE 1
INTERPRETATION

1.1 Defined Terms

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Act" means the Canada Business Corporations Act;

"Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.  For the purposes of this definition, "control" when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of Person, whether through the ownership of voting securities, by contract, or otherwise;

"Appointment Notice" has the meaning given to such term in Section 2.1(b);

"Board of Directors" has the meaning given to such term in the recitals;

"Business Day" means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of Ontario or the State of New York and (b) a day on which banks are generally closed in the Province of Ontario or the State of New York;

"Canadian Securities Acts" means the applicable securities legislation of each of the provinces of Canada and all published regulations, policy statements, orders, rules, instruments, rulings and interpretation notes issued thereunder or in relation thereto, as the same may hereafter be amended from time to time or replaced;

"Common Shares" means the common shares in the capital of the Parent;

"Confidential Information" means any and all information, in any form or medium, written or oral, whether concerning or relating to the Parent, its Affiliates, its and their officers and employees or any third party, (whether prepared by the Parent or on behalf of the Parent or otherwise, and irrespective of the form or means of communication and whether it is labeled or otherwise identified as confidential) that is furnished to or on behalf of the Observer by or on behalf of the Parent at any time, whether before, upon or after the execution of this Agreement, including all oral and written information relating to financial statements, projections, evaluations, plans, programs, customers, suppliers, facilities, equipment and other assets, products, processes, manufacturing, marketing, research and development, trade secrets, know-how, patent applications that that have not been published, technology and other confidential information and intellectual property of the Parent and its Affiliates and all matters and information discussed or reviewed at meetings of the Board of Directors or any committee thereof. "Confidential Information" shall be deemed to include all notes, analyses, studies, interpretations, memoranda and other documents, material or reports (in any form or medium) prepared by the Observer and his/her Affiliates that contain, reflect or are based upon, in whole or part, the information furnished to or on behalf of the Parent;

"Designated Observer" has the meaning given to such term in the recitals;

"Governmental Entity" means any domestic or foreign federal, provincial, regional, state, municipal or other government, governmental department, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including any securities regulatory authorities and stock exchange such as the TSX, NASDAQ and any other stock exchange on which the Common Shares or listed or posted for trading;

"Investor Rights Agreement" means the amended and restated investor rights agreement dated the date hereof between the Parent, SunOpta Foods Inc. and the Investors, as the same may be further amended and restated, amended, modified, replaced or supplemented from time to time;

"Investors" means collectively, Oaktree Organics, L.P. and Oaktree Huntington Investment Fund II, L.P.;

"Laws" means any and all federal, state, provincial, regional, local, municipal or other laws, statutes, constitutions, principles of common law, resolutions, ordinances, proclamations, directives, codes, edicts, Orders, rules, regulations, rulings or requirements issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and includes Securities Laws;

"NASDAQ" means the NASDAQ stock market or any successor thereto;

"Observer" has the meaning given to such term in the recitals;

"Order" means any judgment, decision, decree, injunction, ruling, writ, assessment or order of any Governmental Entity that is binding on any Person or its property under applicable Law;

"Original Agreement" has the meaning given to such term in the recitals hereto;

"Parent" has the meaning given to such term in the recitals hereto;

"Parent Internal Policies" means those internal policies of the Parent listed on Schedule 1.1 hereto;

"Person" means and includes any individual, company, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust, bank, trust company, pension fund, business trust or other organization, whether or not a legal entity and any Governmental Entity;

"Representatives" means with respect to the Investors, the directors, officers, partners, managers, members, employees, advisors, agents, Affiliates, and other representatives of the Investors, including attorneys, accountants, consultants and financial advisors of the Investors;

"SEC" means the United States Securities and Exchange Commission;

"Securities Laws" means the Canadian Securities Acts, the U.S. Securities Act and the U.S. Exchange Act;

"Shareholder Rights Plan" means the amended and restated shareholder rights plan agreement dated as of November 10, 2015 between Parent and American Stock Transfer and Trust Company, LLC, as rights agent, as the same may be amended, restated or replaced from time to time;

"Standstill Period" means the date that is 12 months following the date on which the Observer resigns or is removed as the Designated Observer;

"subsidiary" has the meaning ascribed to such term in the Act;

"Term" means the term of the Observer as a Designated Observer, which term shall commence on the date hereof and terminate on the earlier of (a) the day on which the Investors deliver an Appointment Notice to the Parent, in accordance with Section 2.1(b), removing the Observer as a Designated Observer and (b) the day on which the Investors' right to nominate a Designated Observer has terminated in accordance with the terms of the Investor Rights Agreement;

"TSX" means the Toronto Stock Exchange or any successor thereto;

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as the same may hereafter be amended from time to time or replaced; and

"U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as the same may hereafter be amended from time to time or replaced.

1.2 Rules of Construction

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

(a) the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof and include any schedules or exhibits thereto;

(b) references to an "Article" or "Section" followed by a number or letter refer to the specified Article or Section to this Agreement;

(c) the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(d) words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e) the word "including" is deemed to mean "including without limitation";

(f) the terms "party" and "the parties" refer to a party or the parties to this Agreement;

(g) any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;

(h) any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i) all dollar amounts refer to currency of the United States;

(j) any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends;  and

(k) whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.

1.3 Amendment and Restatement

This Agreement amends and restates the Original Agreement. Without affecting the validity of any action taken in accordance with the Original Agreement prior to the date hereof, this Agreement replaces and supersedes the Original Agreement with respect to all matters arising after the date hereof.

1.4 Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in this Agreement.

1.5 Time of Essence

Time shall be of the essence of this Agreement.

1.6 Governing Law and Submission to Jurisdiction

(a) This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

(b) Each of the parties irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.7 Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

1.8 Schedules

The following Schedule is attached to and forms an integral part of this Agreement:

Schedule 1.1	-	Parent Internal Policies

ARTICLE 2
OBSERVER RIGHTS

2.1 Appointment of Observer

(a) The Parent hereby acknowledges that the Observer has been designated by the Investors as the first Designated Observer under the Original Agreement and shall continue to act as the first Designated Observer under this Agreement.

(b) The Observer acknowledges that the Investors shall have the right, subject to the terms and conditions of the Investor Rights Agreement, to appoint, and by notice in writing to the Observer and the Parent (the "Appointment Notice") replace, from time to time a Designated Observer.

2.2 Observer Rights

(a) During the Term, the Parent shall:

(i) provide the Observer with notice, if any, of each meeting of the Board of Directors (telephonic or otherwise), in the same manner and at the same time as provided to the Board of Directors;

(ii) provide to the Observer copies of all materials provided to the Board of Directors, in the same manner and at the same time as provided to the Board of Directors;

(iii)  provide to the Observer drafts of all resolutions proposed for signature by the Board of Directors (in lieu of a meeting) before such resolutions are so signed, in the same manner and at the same time as provided to the Board of Directors; and

(iv)  permit the Observer to attend each meeting of the Board of Directors (telephonic or otherwise), including, without limitation, any committee meeting of the Board of Directors or executive sessions, as an observer, except with respect to materials or resolutions, or attendance at such portions of any such meeting, in which (A) the subject matter relates to a transaction, proceeding or matter in which the Investors or their Affiliates or investee entities (other than the Parent) are or may be interested parties, and where the participation in such portion of any such meeting by the Board Observer or access to Confidential Information relating to the Parent would, upon the advice of counsel, give rise to a conflict of interest between the Investors and the Parent, as determined by the Board of Directors in its sole discretion, (B) the Board of Directors determines, upon the advice of counsel, that such exclusion is reasonably necessary to preserve solicitor-client privilege, or (C) the Board of Directors determines, upon the advice of counsel, that such exclusion is reasonably necessary for the Parent or its subsidiaries to comply with any of their respective confidentiality obligations. Notwithstanding the foregoing, each of the following committees of the Board of Directors shall be entitled to exclude the Observer from attending any meeting, or portion thereof, of such committee in its discretion: the Audit Committee, the Corporate Governance Committee and the Compensation Committee.

(b) The Parent shall not be required to (i) pay any compensation to the Observer or (ii) provide any indemnification, or maintain coverage under any policies of directors' and officers' insurance, in favour of the Observer; provided, however, that the Parent shall reimburse any reasonable costs or expenses incurred by the Observer in connection with his or her attendance at meetings of the Board of Directors, committee meetings of the Board of Directors and any executive sessions.

(c) The Observer shall not have the right to vote at any meeting of the Board of Directors or be counted towards determining whether there is quorum for such meeting, but shall be entitled to participate in the discussions of the Board of Directors.

ARTICLE 3
OBSERVER OBLIGATIONS

3.1 General Duty to Comply with Director's Obligations

The Observer shall comply with the fiduciary obligations (whether in common law or pursuant to statute) that would be applicable to such Observer if he/she were a director of the Parent, including, the obligation to disclose conflicts of interest set forth in Section 3.2, the obligation not to appropriate corporate opportunities of the Parent or any subsidiary, as applicable, and the confidentiality obligations set forth in Article 5.

3.2 Disclosure of Conflicts of Interest

(a) The Observer shall comply in all respects with the obligations imposed upon a director of the Parent by Section 120 of the Act with respect to any interest that he/she has in any material contract or material transaction with either the Parent or any subsidiary, whether made or proposed, and shall provide prompt and full disclosure thereof in writing to both the Board of the Directors and the Parent.

(b) If the Observer reasonably believes that a matter being  considered or to be considered by the Board of Directors may relate to a transaction, proceeding or other matter in which the Investors or their Affiliates or investee entities are or may be interested parties, the Observer shall provide prompt and full disclosure thereof in writing to both the Board of Directors and the Parent.

(c) Contemporaneously with his/her appointment as a Designated Observer on the date hereof, the Observer shall have provided to the Parent on a confidential basis, a list of any Persons in which the Observer has an interest or is a director or officer or acts in a similar capacity of or for any such Person, to the extent such interest of the Observer in such other Person would be likely to constitute a conflict of interest with the Observer's functions as a Designated Observer pursuant to this Agreement.

3.3 Securities Laws Restrictions

The Observer hereby acknowledges that Securities Laws impose restrictions on his/her ability to purchase, sell, trade or otherwise transfer securities of the Parent until such time as material, non-public information received by the Observer becomes publicly available or is no longer material and the Observer further hereby agrees to comply with all such restrictions.

3.4 Parent Internal Policies

The Observer acknowledges receipt of a copy of each of the Parent Internal Policies and agrees to abide by such Parent Internal Policies, as the same may be amended from time to time, as if the Observer was a director of the Parent.

ARTICLE 4
STANDSTILL

4.1 Standstill

(a) During the Standstill Period, the Observer covenants and agrees with the Parent that (A) it shall not, (B) none of his/her Affiliates shall, (C) it shall not permit any of his/her Affiliates to, and (D) neither it nor any of his/her Affiliates shall authorize, permit, assist or encourage any of the directors, officers or employees of the Observer or his/her Affiliates to, in each case, directly or indirectly, alone or acting jointly or in concert with any other Person to:

(i) acquire, agree to acquire, or offer or propose to acquire, whether by means of a purchase, tender or exchange offer, merger, business combination or in any other manner, beneficial ownership as defined in Rule 13d-3 under the U.S. Exchange Act of any securities of the Parent or its Affiliates, or ownership of any indebtedness of the Parent or its Affiliates, including any rights or options to acquire such ownership (including from any third Person);

(ii) offer or propose, or seek to effect, any merger, consolidation, acquisition of stock or assets, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to or involving the Parent or its Affiliates;

(iii)  initiate, or induce or attempt to induce any other Person or "group" (as defined in Section 13(d)(3) of the U.S. Exchange Act) to initiate, any shareholder proposal or tender offer for any securities of the Parent or its Affiliates, any change of control of the Parent or its Affiliates or the convening of a shareholders' meeting of the Parent or its Affiliates for any purpose;

(iv)  propose or seek to influence, change or control the management, the board of directors, governing instruments or policies or affairs of the Parent or its Affiliates, or seek or obtain representation on the board of directors of the Parent or its Affiliates, including in each case, without limitation, by means of a "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated pursuant to Section 14 of the U.S. Exchange Act, disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)), contacting any Person relating to any of the matters set forth in this clause (d) or seeking to influence, advise or direct the vote of any holder of voting securities of the Parent or its Affiliates or publicly making a request of the Parent or its Affiliates; or

(v) knowingly advise, assist or encourage any other Person in connection with any of the matters set forth in this Section 4.1(a).

(b) The foregoing provisions shall not limit an Investor or its Affiliates in any way from acquiring or offering to acquire, directly or indirectly, any company or business unit thereof that beneficially owns securities of the Parent or its Affiliates so long as (i) such entity's prior acquisition of such securities was not made directly or indirectly on the Investor's or such Affiliate's behalf and (ii) such entity's ownership of such securities was not a primary factor in the decision to consummate such transaction.

(c) Notwithstanding the foregoing but subject to the Shareholder Rights Plan, the Observer and his/her Affiliates shall not be restricted from (i) acquiring securities of the Parent with the prior written consent of the Parent, (ii) participating in rights offerings conducted by the Parent, (iii) receiving stock dividends or similar distributions made by the Parent, (iv)  tendering Common Shares to a take-over bid for the Common Shares with the consent of the Board of Directors, or (v) disposing of Common Shares by operation of a statutory amalgamation, statutory arrangement or other statutory procedure involving the Parent.

(d) For certainty, nothing in this Section 4.1 shall limit the Investors and their Affiliates from exercising their right under the Investor Rights Agreement to (i) designate Investor Nominees and Board Observers (each as defined in the Investor Rights Agreement), (ii) designate PMO Representatives to develop and implement PMO initiatives (each as defined in the Investor Rights Agreement) and (iii) acquire any Additional Market Shares (as defined in the Investor Rights Agreement) on or before the date that is 12-months following the date hereof.

(e) Notwithstanding anything herein to the contrary, none of the provisions of this Section 4.1 shall apply to the Investors or their Affiliates, which, for certainty, are subject to the restrictions set out in Section 6.3 [Standstill] of the Investor Rights Agreement.

ARTICLE 5
CONFIDENTIALITY

5.1 Obligation to Keep Confidential

The Observer will keep confidential and will treat confidentially all Confidential Information.

5.2 Permitted Use

The Observer agrees that he/she will not disclose or use, for himself/herself or for the benefit of any other Person, any Confidential Information. Notwithstanding the preceding sentence, during the Term the Observer shall be permitted to disclose Confidential Information to the Investors and their Representatives for the purpose of allowing the Investors to provide advice and assistance to the Parent and its subsidiaries in respect of the operations of the Parent and its subsidiaries and for no other purpose, provided that such Investors and their Representatives are bound by a confidentiality agreement with the Parent.

5.3 Exclusions

The term Confidential Information shall exclude: (a) any information that was generally available to the public prior to the date hereof, and (b) any information that becomes generally available to the public (through no violation hereof by the Observer or by any other Person of its obligations to keep confidential any Confidential Information); provided that a combination of information shall not be considered public merely because individual elements thereof are in the public domain, unless the actual combination of all the elements is in the public domain.

5.4 Ownership

Nothing in this Agreement is to be construed as granting the Observer any title, ownership, license or other right of interest with respect to the Confidential Information. The Parent retains all right, title and interest in and to the Confidential Information.

5.5 Disclosures by Legal Process

If the Observer is requested or required to disclose any Confidential Information in connection with any legal or administrative proceeding or investigation, or is required by Law to disclose any Confidential Information, the Observer will provide the Parent with prompt written notice of any such request or requirement, unless prohibited by Law, so that the Parent has an opportunity to seek a protective Order or other appropriate remedy or waive compliance with the provisions of this Agreement. If timely notice cannot be given, the Observer agrees to make reasonable efforts to seek a protective Order or confidential treatment from the applicable Governmental Entity for such information. If the Parent waives compliance with the provisions of this Agreement with respect to a specific request or requirement, the Observer shall disclose only that portion of the Confidential Information that is covered by such waiver and which is necessary to disclose in order to comply with such request or requirement. If (in the absence of a waiver by the Parent) the Parent has not secured a protective Order or other appropriate remedy, and the Observer is nonetheless then legally compelled to disclose any Confidential Information, the Observer may, without liability hereunder, disclose only that portion of the Confidential Information that is necessary to be disclosed.

5.6 Return and Destruction of Confidential Information

At the end of the Term or at any time upon written request by the Parent, the Observer shall promptly return to the Parent or promptly destroy all Confidential Information (including, electronic copies) supplied by the Parent to the Observer, without retaining any copy thereof, and the Observer shall promptly destroy all Confidential Information prepared by or on behalf of him or her, together with copies thereof (including, without limitation, electronic copies), except that the Observer shall be entitled to retain copies of the Confidential Information as necessary to comply with applicable Law.

5.7 Survival

Notwithstanding the return or destruction of the Confidential Information as contemplated hereby or the termination of the Term, the Observer will continue to be bound by the terms of this Agreement with respect thereto, including all obligations of confidentiality.

ARTICLE 6
MISCELLANEOUS

6.1 Notices

(a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in Person, transmitted by fax or e-mail or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(i) in the case of the Observer:

c/o Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA  90071

Attention: David Smolens
Facsimile: [Redacted]
E-mail: [Redacted]

with a copy to (other than in respect of any notice contemplated by Section 2.2):

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60601

Attention: Dennis M. Myers and Hamed Meshki
Facsimile: [Redacted]
E-mail: [Redacted]

(ii) in the case of the Parent:

2233 Argentia Drive, Suite 301
Mississauga, ON L5N 2X7

Attention: General Counsel
Facsimile: [Redacted]
E-mail: [Redacted]

(b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. (Toronto time) at the place of receipt, then on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c) Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 6.1.

6.2 Amendments and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party.  No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

6.3 Assignment

The Observer may not assign any of his/her rights or benefits under this Agreement, or delegate any of his/her duties or obligations, except with the prior written consent of the Parent, which consent may be unreasonably withheld.

6.4 Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors or heirs, executors, administrators and other legal Personal representatives, and permitted assigns.

6.5 Further Assurances

Each of the parties hereto shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

6.6 Right to Injunctive Relief

The Observer hereby acknowledges and agrees that in the event of a breach or threatened breach of any of his/her covenants hereunder, the harm suffered would not be compensable by monetary damages alone and, accordingly, in addition to other available legal or equitable remedies available to the Parent, the Parent shall be entitled to apply for an injunction or specific performance with respect to such breach or threatened breach, without proof of actual damages (and without the requirement of posting a bond, undertaking or other security in connection with such action), and the Observer hereby agrees not to plead sufficiency of damages as a defence in such circumstances.  From the date on which the Parent provides notice to the Observer of a bona fide claim or possible claim for a breach or threatened breach hereunder, the Parent shall have no further obligations to the Observer under Section 2.2 hereof unless and until such claim is abandoned or resolved substantially in the Observer's favour.

6.7 Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

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IN WITNESS WHEREOF this Agreement has been executed by the parties.

SUNOPTA INC.

by	/s/ Scott Huckins
Name: Scott Huckins
Title: Chief Financial Officer

/s/ Zachary Serebrenik
Zachary Serebrenik

Signature Page – Observer Agreement

SCHEDULE 1.1

PARENT INTERNAL POLICIES

SunOpta's Corporate Policy Manual, which includes the following policies:

(a) Business Ethics & Code of Conduct

(b) Communications Policy

(c) Insider Trading Policy

(d) Procedures and Guidelines Governing Insider Trading and Tipping

(e) Employee Confidentiality & Inventions Agreement

(f) Hiring & Promotion Policy

(g) Harassment and Discrimination Policy

(h) Ethics Reporting Policy

(i) Information Technology Policy

(j) Document Retention Policy

(k) Social Media Policy & Guidelines

(l) Travel Expense Guidelines